UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 24, 2005

AMKOR TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

1900 SOUTH PRICE ROAD
CHANDLER, AZ 85248
(Address of Principal Executive Offices, including Zip Code)

(480) 821-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On May 24, 2005, Amkor Technology, Inc. (“Amkor”) entered into Amendment No. 2 to its revolving credit agreement to provide greater flexibility in refinancing and incurring secured foreign indebtedness. Amendment No. 2 amends the Credit Agreement dated as of June 29, 2004 among Amkor, the Lenders and Issuers party thereto, Citigroup Global Markets Inc., as Sole Lead Arranger and Sole Bookrunner, Citicorp North America, Inc. (“CNAI”), as Administrative Agent, JPMorgan Chase Bank, as Syndication Agent, Merrill Lynch Capital Corporation, as Documentation Agent and J.P. Morgan Securities Inc. and Merrill Lynch Capital as Arrangers (the “First Lien Credit Agreement”). The First Lien Credit Agreement provides for a $30.0 million revolving credit facility available through June 29, 2007. Amendment No. 2 amends the First Lien Credit Agreement to permit liens on assets of foreign subsidiaries to secure up to $75.0 million of indebtedness or other liabilities of Amkor or any of its subsidiaries.

     Amendment No. 2 to the First Lien Credit Agreement is included herein as an exhibit. The First Lien Credit Agreement, entered into on June 29, 2004, was previously filed with the Securities and Exchange Commission (the “SEC”) on Form 8-K on July 9, 2004. Amendment No. 1 to the First Lien Credit Agreement, entered into on October 27, 2004, was previously filed with the SEC on Form 8-K on November 2, 2004.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

10.1	Amendment No. 2 to Credit Agreement, dated as of May 24, 2005 among Amkor Technology, Inc., the Lenders party thereto and Citicorp North America, Inc., as Administrative Agent.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMKOR TECHNOLOGY, INC.
By:	/s/ Kenneth T. Joyce
Kenneth T. Joyce
Chief Financial Officer

Date: May 27, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 2 to Credit Agreement, dated as of May 24, 2005 among Amkor Technology, Inc., the Lenders party thereto and Citicorp North America, Inc., as Administrative Agent.